EXHIBIT 10.19

EXECUTION COPY










AMENDED AND RESTATED

SECURITIES PURCHASE AGREEMENT

by and among

OLYMPUS SECURITIES, LTD.
and
NELSON PARTNERS
(the "Purchasers")

and

UNIGENE LABORATORIES, INC.
("Unigene")




Dated as of March 6, 1996

                              AMENDED AND RESTATED
                          SECURITIES PURCHASE AGREEMENT

                  AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT dated as of March 6, 1996 (the "Agreement"), by and among OLYMPUS SECURITIES, LTD., a Bermuda international business company ("Olympus"), and NELSON PARTNERS, a Bermuda general partnership ("Nelson") (collectively, the "Purchasers"), and UNIGENE LABORATORIES, INC., a Delaware corporation with a principal place of business at 110 Little Falls Road, Fairfield, New Jersey 07004 ("Unigene").


                                 R E C I T A L:
                                 - - - - - - -

         A. Unigene is engaged principally in research and development in the field of biotechnology and plans to commence manufacturing peptide hormones. Its common stock is currently traded on the NASDAQ market.

         B. Purchasers are private investment companies.

         C.  Pursuant  to  a  certain  Assignment   Agreement  (the  "Assignment
Agreement") dated November 17, 1995, among the Purchasers, Unigene and The Microcap Fund, Inc. (the "Fund"), the Purchasers have acquired from the Fund:
(i) all rights of the Fund in the Note dated May 8, 1995 (the "Original Note") with an original principal amount of $2,000,000 (the "Initial Principal Amount") plus accrued and unpaid interest through such date in an amount equal to $221,330 (the "Initial Accrued Interest"); (ii) all rights of the Fund in 225,000 warrants (the "Purchased Warrants"), expiring July 7, 2000, to purchase Unigene's Common Stock (the "Common Stock") at a price of $1.375 per share (subject to certain anti-dilution provisions); (iii) all rights of the Fund under that certain Securities Purchase Agreement dated as of May 8, 1995 by and between the Fund and Unigene (the "Original Agreement"), including the Original Note and the Documents as defined therein (the "Original Documents"); and (iv) all security interests, liens and collateral assignment interests of the Fund arising under and with respect to the Original Documents and securing Unigene's obligations evidenced by or arising under or in connection with the Original Agreement and Original Note (such obligations being hereinafter referred to as the "Original Obligations").

         D. The Purchasers entered into the transaction described in the foregoing recital solely as an accommodation to Unigene (and with the full knowledge and consent of Unigene), and as an interim step toward receiving from Unigene certain Senior Secured Convertible Debentures and an amendment and restatement of the Original Agreement in its entirety.

         E. The Purchasers and Unigene entered into a Securities Issuance Commitment Agreement dated November 17, 1995 (the "Commitment"), which (i) provided for the Purchasers to lend $778,670 to Unigene (the "Initial Interim Loan") and (ii) set forth the parties' mutual intention that Unigene issue to the Purchasers the aforesaid Senior Secured Convertible Debentures in the aggregate principal amount of $3,000,000 to substitute, amend, restate and re-evidence (but not as a novation or refinancing of) the Original Obligations (including the Initial Principal Amount and the Initial Accrued Interest) as well as to evidence the Initial Interim Loan.

         F. On or about December 21, 1995, the Purchasers loaned an additional $300,000 to Unigene (the "Second Interim Loan"), and the parties desire that Unigene issue and the Purchasers receive additional Senior Secured Convertible Debentures, of the same tenor as, but of different date than, the aforesaid Senior Secured Convertible Debentures, in said $300,000 principal amount to re-evidence and restate the Second Interim Loan.

         G. Unigene has hereby agreed to enter into an Amended and Restated Security Agreement, an Amended and Restated Trademark Security Agreement, an Amended and Restated Patent Security Agreement, a Leasehold Mortgage, an Amended and Restated Collateral Assignment of License Rights, an Amended and Restated Mortgage and Security Agreement, and an Amended and Restated Lender and Mortgagee's Consent and Waiver, in each case among Unigene and various other parties and certain other security documents.

         H. Unigene now proposes to issue and sell to Purchasers, and the Purchasers desire to purchase, two 9.5% Senior Secured Convertible Debentures in the principal amounts of $3,000,000 (Debenture A) and $300,000 (Debenture B), respectively, and on the terms and conditions hereinafter set forth -- which modify the terms of the Commitment in certain respects -- the Debentures to bear interest from November 17, 1995 ($3,000,000) and December 21, 1995 ($300,000),
respectively, but to otherwise be of like and similar tenor.

         I. Unigene and the Purchasers agree that, effective as of the date hereof, (i) the Original Agreement, Original Note and any and all other agreements and understandings governing the terms of repayment of or evidencing the Original Obligations, the Initial Interim Loan and the Second Interim Loan shall be hereby amended and restated in their entirety by this Agreement and by the issuance of "Debenture A" and "Debenture B" referred to and defined below. It is the intention of the parties hereto that the execution and delivery of this Agreement and the issuance of such Debentures hereby not effect a novation, payment, discharge or extinguishment of any of the Original Obligations, the Initial Interim Loan or the Second Interim Loan, but merely constitute a restatement and substitution of the terms of their repayment and security.

         J. The Purchasers hereby acknowledge and agree that as of the date of hereof Unigene is not, and has not been, in default under the Original Note, Debenture A or Debenture B, as applicable, by reason of the occurrence of the existing Maturity Date (as defined in the Original Note).

                  NOW, THEREFORE, the parties hereto agree as follows:

                  1.       Definitions

                           1.1 Definitions.  For purposes hereof,  the following
terms have the following meanings:

                               1.1.1 "Affiliate" shall have the meaning ascribed
to such term in Rule 405 promulgated under the Securities Act.

                               1.1.2  "Assignees'   Rights"  means  all  of  the
rights, title and interest of the Fund under the Original Documents (other than the warrants retained by the Fund) subsequently sold and assigned to the Purchasers under the terms of the Assignment Agreement.

                               1.1.3 "Associate" shall have the meaning ascribed
to such term in Rule 405 promulgated under the Securities Act.

                               1.1.4 "cGMP" means that  Unigene's  Boonton,  New
Jersey facility has achieved a status sufficient to allow Unigene to conduct Phase III (clinical) pivotal trials with the calcitonin produced therein.

                               1.1.5  "Claim"  refers  to any and  all  actions,
causes of action, suits, liabilities, dues, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, and demands whatsoever, in law or equity.

                               1.1.6   "DEA"   means  the  United   States  Drug
Enforcement Administration.

                               1.1.7   "Encumbrance"  means  any  title  defect,
conflicting  claim  of  ownership,   order,   decree,   judgment,   stipulation,
settlement, attachment, restriction, lien, pledge, right of first refusal, option, security interest, mortgage, covenant, or any other encumbrance on Unigene's right to transfer the "Collateral" (as defined in the Amended and Restated Security Agreement (the "Security Agreement") to be executed and delivered by Unigene in connection with this Agreement or any of its other property other than (i) liens for taxes, assessments and other governmental charges or levies not due and payable or which are currently being contested in good faith by appropriate proceedings, and have been adequately reserved for in the Financial Statements, (ii) mechanics', workmen's, repairmen's, materialmen's, warehousemen's, vendors', and carriers', liens, and other similar liens arising in the ordinary course of business for charges which are not delinquent, or which are being contested in good faith by appropriate proceedings and have not proceeded to judgment, and have been adequately reserved for, and (iii) liens in respect of judgments or awards with respect to which there shall be a good faith current prosecution of an appeal or proceedings for review which is secured by an appropriate bond or a stay of execution pending such appeal or proceedings for review and which have been adequately reserved for.

                               1.1.8 "FDA" means the United States Food and Drug
Administration.

                               1.1.9  "Financial   Statements"   means  the  (i)
financial statements of Unigene as contained in its Form 10-K for its fiscal year ended December 31, 1994, (ii) financial statements of Unigene as contained in its Form 10-Q for its fiscal quarter ended September 30, 1995, (iii) unaudited balance sheet of Unigene as of November 30, 1995 and, (iv) unaudited statements of operations, cash flows and shareholders' equity for the months ended October 31 and November 30, 1995.

                               1.1.10   "Funding   Event"  means  (i)  Strategic
Partner or other corporate partner financing (only that portion received in cash upfront or to be received in substantially equal installments over a period of no more than 12 months), (ii) the issuance of Common Stock, (iii) Preferred Stock with an average life of no less than two years, (iv) debt securities (including term bank loans) with a maturity of no less than two years, or (v) any other non-refundable investments made by third parties. For greater certainty and not by way of limitation, the sale of the Unigene convertible debentures pursuant to the Regulation S offering managed by Swartz Investments LLC shall constitute a "Funding Event."

                               1.1.11 "GAAP" means Generally Accepted Accounting
Principles as in effect from time to time in the United States.

                               1.1.12 "Intellectual  Property" means Copyrights,
Patent Rights, Trademarks and Trade Secrets. For purposes of this Agreement, (i) "Copyrights" means United States and foreign copyrights, whether registered or unregistered, and pending applications to register the same; (ii) "Patent Rights" means United States and foreign patents, patent applications, continuations, continuations-in-part, divisions, reissues, patent disclosures or improvements thereto; (iii) "Trademarks" means United States, state and foreign trademarks, service marks, logos, trade dress and trade names, whether registered or unregistered, and pending applications to register the foregoing; and (iv) "Trade Secrets" shall have the meaning of the term "trade secret" as such term is defined in the Illinois Trade Secrets Act, 765 ILCS 1605 et seq., any amendments thereto and any successor statute thereto.

                               1.1.13  "Market  Value" of the Common  Stock on a
given day shall mean the average bid price on the Common Stock on the NASDAQ or a national securities exchange, as applicable, for the ten trading days immediately preceding the date for which the Market Value is being calculated.

                               1.1.14 "Net  Proceeds"  means the gross  proceeds
received by Unigene from any Funding Events minus any banker's, underwriter's, finder's, accountant's, printer's, filing, legal and other transaction expenses.

                               1.1.15 "Permits" means permits, licenses, orders,
authorizations, certification or approvals of any federal, state, local or foreign governmental or regulatory body, including, without limitation, the DEA and the FDA.

                               1.1.16. "Permitted Liens" means:

                           (a) the liens arising under this Agreement or the Documents in favor of the Purchasers;

                           (b) with respect to any Person, liens for taxes not yet due and payable or which are being contested in good faith by appropriate proceedings diligently pursued; provided that (i) any proceedings commenced for the enforcement of such liens shall have been duly suspended and (ii) full provision for the payment of all such taxes known to such Person has been made on the books of such Person if and to the extent required by GAAP; and provided further that no liens arising under the Employee Retirement Income Security Act, as amended ("ERISA"), or relating to environmental obligations or liabilities shall be deemed "Permitted Liens";

                           (c) with respect to any Person, mechanics', materialmen's, carriers', warehousemen's and similar liens arising by operation of law and in the ordinary course of business and securing obligations of such Person that are not yet delinquent or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest (i) any proceedings commenced for the enforcement of such liens shall have been duly suspended and (ii) full provision of the payment of such liens has been made on the books of such Person if and to the extent required by GAAP;

                           (d) with respect to any Person, liens arising in connection with worker's compensation, unemployment insurance, old age pensions and social security benefits and deposits in connection with self-insurance arrangements, in each case that are not overdue or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest (i) any proceeding commenced for the enforcement of such liens shall have been duly suspended, and (ii) full provision for the payment of such liens has been made on the books of such Person if and to the extent required by GAAP;

                           (e) with respect to any Person, liens incurred or deposits made in the ordinary course of business to secure the performance of bids, tenders, statutory obligations, trade contracts (exclusive of obligations incurred in connection with the borrowing of money or the payment of the deferred purchase price of property), surety, indemnity, performance, appeal and release bonds and other obligations of a like nature incurred in the ordinary course of business, provided that full provision for the payment of all such obligations has been made on the books of such Person if and to the extent required by GAAP;

                           (f) imperfections of title, covenants, restrictions, easements and other encumbrances on real property that (i) do not arise out of the incurrence of any indebtedness for money borrowed and (ii) do not interfere with or impair in any material respect the utility, operation, value or marketability of the real property on which such lien is imposed;

                           (g) liens securing indebtedness in respect of capital leases, provided that no such lien shall extend to or cover any property of such Person other than the respective property financed by such indebtedness and the principal amount of indebtedness secured thereby is not increased; and

                           (h) liens which are in existence as of the date hereof, including extensions and renewals thereof, provided that no such lien covers any additional property and the principal amount of indebtedness secured thereby is not increased.

                               1.1.17 "Person" means an individual, partnership,
corporation, trust, unincorporated organization, government or any department or agency thereof and any other entity.

                               1.1.18  "Securities Act" means the Securities Act
of 1933, as amended.

                               1.1.19 "Strategic Partner" means any Person which
has entered into an agreement with Unigene which provides (a) that such Person will arrange for marketing, manufacturing and/or distribution services for Unigene's amidated peptide products developed and/or manufactured utilizing Unigene's proprietary technology and (b) that such Person or entity will, at Unigene's option, either (1) make an aggregate payment of at least $2,000,000 to Unigene in up-front fees and/or scheduled, already known fixed payments over the term of the agreement or (2) if the marketing territory covered by the agreement includes the United States, Japan, or European countries, pay Unigene at least a 5% royalty over the term of the agreement.

                           1.2 Accounting  Terms.  Any accounting  terms used in
this Agreement shall, unless otherwise specifically provided, have the meanings customarily given them in accordance with GAAP.

                  2. Issuance of Debentures and Warrants.

                           2.1      Closing.

                           (a) On the date hereof, the Purchasers and Unigene having as of such time and date executed and delivered this Agreement, Unigene shall deliver to the Purchasers the Senior Secured Convertible Debentures in the aggregate principal amount of $3,300,000 duly executed by Unigene, in the forms of Exhibit A and Exhibit B hereto.

                           (b) This Agreement is being executed and delivered on March 6, 1996. On or before the end of the fifth business day after the date hereof, Unigene will deliver or cause to be delivered to
         Purchaser:

                           (i)  an Amended and Restated Security Agreement;

                           (ii)  certain  amended  and  restated   Subordination
                           Agreements;

                           (iii) an amended and restated first mortgage on Unigene's real property located at 110 Little Falls Road, Fairfield, New Jersey 07004 (the "Mortgage");

                           (iv) certain UCC financing statements and UCC-3 statements of assignment executed by Unigene;

                           (v) Amended and Restated  Patent  Security  Agreement
                           and  Trademark   Security   Agreements   and  related
                           documents; and

                           (vi) Amended and Restated Collateral Assignment of License Agreements.

                           Failure timely to deliver the foregoing shall cause Unigene forthwith to be in default under this Agreement as well as under the Debentures.

                           Unigene shall use best efforts to cause Mrs. Jean Levy to execute and deliver certain amended and restated Subordination Agreements on or before the fifth business day after the date hereof, but shall only be deemed in default (as contemplated by the preceding paragraph) if the agreements referred to in (ii) are not delivered by March 31, 1996.

                           Unigene shall also use best efforts to (i) cause the Fund to execute and deliver the UCC financing statements and UCC-3 statements of assignment set forth in clause (iv) above, (ii) deliver to the Purchaser a Leasehold Mortgage with respect to Unigene's rights under its lease of the premises located at 83 Fulton Street, Boonton, New Jersey, together with an Amended and Restated Landlord and Mortgage's Consent and Waiver, (iii) certain UCC-3 termination statements and subordination agreements, and such other instruments of similar effect, duly executed by any party (other than the parties hereto, and including specifically and without limitation the Levy
         Family) that has a lien or security interest in any of Unigene's assets, (iv) title insurance regarding the real property located at 110 Little Falls Road, Fairfield, New Jersey 07004, and (v) a lien search report regarding the real property located at 83 Fulton Street, Boonton, New Jersey. Failure to deliver the documents identified in clauses (i) through (v) in the immediately preceding sentence shall not, however, in the absence of bad faith, constitute a default hereunder or under the Debentures.

                           (b) As of the date hereof, the Purchasers shall transfer to Unigene the Original Note, after first affixing the following legend thereto:

                           "The indebtedness evidenced by this promissory note (as well as certain other indebtedness for money borrowed) has been re-evidenced and substituted by that certain Debenture A dated November 17, 1995 executed by Unigene Laboratories, Inc., a Delaware corporation ("Unigene"), and made payable to Purchasers pursuant to that certain Amended and
                           Restated Securities Purchase Agreement dated as of March 6, 1996 among Unigene and such Purchasers. Such substitution did not constitute a repayment or novation of the indebtedness evidenced by this promissory note."

                           (c) Unigene shall use best efforts to deliver to Purchasers the favorable opinions of counsel to Unigene, in form and substance satisfactory to the Purchasers and substantially similar to those opinions delivered in connection with the Original Documents. Failure to deliver such opinions shall not, however, in the absence of bad faith, constitute a default under this Agreement or under the Debentures.

                           2.2  Terms of Debentures.  Unigene shall issue to the
Purchasers two Senior Secured Convertible Debentures having the terms described in this Agreement. Debenture A shall be issued in the principal amount of $3,000,000 -- relating to the amounts due to Purchasers based upon the November 17, 1995 transactions described above ("Debenture A"). Debenture B shall be issued in the principal amount of $300,000 -- relating to the amounts due to Purchasers based upon the December 21, 1995 transaction described above ("Debenture B"). Collectively, Debenture A and Debenture B shall be referred to herein as the "Debentures".

                               2.2.1 Maturity  Date.  The  Debentures  shall all
mature on November 15, 1998 (the "Maturity Date"). Debenture A shall bear interest from November 17, 1995 and Debenture B from December 21, 1995. Debenture A shall be dated November 17, 1995 and Debenture B shall be dated December 21, 1995.

                               2.2.2  Principal  and  Interest.  Interest  shall
accrue on each Debenture at the rate of nine and one-half percent (9.5%) per annum, from the date of each Debenture (not the date hereof) until all principal and interest due on such Debenture are paid in full. Interest on the Debentures shall be paid in cash semi-annually, on May 15 and November 15 of each year (each an "Interest Payment Date") commencing May 15, 1996. Interest shall be calculated on the basis of a 360-day year of 12 30-day months.

                               Payment of the  principal  of and interest on the
Debentures shall be made by Unigene to the Purchasers by wire transfer of immediately available funds.

                               2.2.3 Conversion.

                           (a) The Debentures are convertible into Common Stock, at any time and from time to time, through the Maturity Date. The Debentures are initially convertible at a price per share equal to $1.15, subject to the following adjustments (the "Conversion Price").


                           (b) On April 1, 1996, July 1, 1996, and thereafter annually on July 1 of each subsequent year (each a "Reset Date"), the Conversion Price shall be reset to the lower of (i) the Conversion Price then in effect, or (ii) 85% of the Market Value of the Common Stock.

                           (c) In the event that during the Registration  Period
         (as hereinafter defined) an effective registration statement covering the public resale of the Common Stock issuable upon conversion of the Debentures is not in effect for more than five (non-consecutive or consecutive) months, the Conversion Price then in effect on the Debentures shall be reduced by 5% each. Subsequent 5% Conversion Price reductions shall occur if such registration statement is not in effect as of more than ten, fifteen, twenty, etc. (non-consecutive or consecutive) month-ends during the Registration Period. Once reduced under the preceding sentence, the Conversion Price shall not be adjusted back, regardless of any future effective registration statements.

                               2.2.4 Anti-Dilution.

                           (a) Effectiveness. The anti-dilution provisions described in this Section 2.2.4 shall be effective with respect to each Debenture from such Debenture's date of issuance until each such Debenture is paid in full, including all principal and interest due thereon, in accordance with the terms thereof.

                           (b) Computation of Adjusted Conversion Price. The Conversion Price of the Debentures shall be adjusted proportionately downward as provided in this Section 2.2.4(b), in the event that Unigene issues, other than pursuant to the exercise or conversion of a Convertible Security (as hereinafter defined), or sells any shares of its Common Stock (including shares held in Unigene's treasury) for a price below the higher of the then-current Conversion Price or the then-current Market Value of the Common Stock. Forthwith upon any such issuance or sale, the Conversion Price shall be reduced to the price calculated by multiplying the Conversion Price by a fraction, the numerator of which shall be the sum of (a) the number of shares of Common Stock outstanding prior to the issuance on a fully-diluted basis, plus (b) the number of shares of Common Stock which the aggregate cash consideration received by the Company for such issuance would have purchased at the higher of the then-current Market Value or the then-current Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately following such issuance on a fully-diluted basis.

                           (c) Options,  Rights,  Warrants and  Convertible  and
         Exchangeable  Securities.  Except with  respect to rights  described in
         Section 2.2.4(i), if Unigene issues or sells options, rights or warrants to subscribe for shares of Common Stock, or issues any securities or instruments convertible into or exchangeable for shares of Common Stock (collectively, the "Convertible Securities"), which Convertible Securities have an exercise, conversion or exchange price (in the case of warrants or options, when added to the amount paid therefor) below the higher of the then-current Conversion Price or the then-current Market Value of the Common Stock, the Conversion Price in effect immediately prior to the issuance of such Convertible Securities shall be reduced to a price determined by making a computation in accordance with the provisions of Section 2.2.4(b) above. The Conversion Price shall be further adjusted in the manner provided for herein, and only downwards, in the event that the conversion, exercise or exchange price of Convertible Securities is reset subsequent to the issuance thereof. For such purposes, all cash consideration received by Unigene upon issuance thereof and which Unigene would be entitled to receive upon exercise, conversion or exchange of such Convertible Securities, shall be deemed to have been received upon issuance of such Convertible Securities, and the maximum number of shares (without giving effect to the anti-dilution provisions of such instruments) issuable upon full exercise thereof shall be deemed outstanding after the issuance of such Convertible Securities for which adjustment has been made hereunder for purposes of the Section 2.2.4(b) calculation. No adjustment shall be made for the issuance of shares upon the exercise, conversion or exchange of any Convertible Security if any adjustment was made with respect to the issuance of such Convertible Security.

                           (d) Subdivisions and Combinations. In the event that Unigene authorizes a stock split of or otherwise subdivides the outstanding shares of Common Stock, the Conversion Price shall forthwith be proportionately decreased by multiplying it by a fraction, the numerator of which shall be one and the denominator of which shall be the number of shares of Common Stock into which each share existing before the subdivision was subdivided. Reverse stock splits and similar combinations of the outstanding shares of Common Stock shall result in an adjustment reciprocal to that which is described above.

                           (e) Reclassifications, Consolidations, Mergers, etc. In case of any reclassification or change of the outstanding shares of Common Stock (other than a change from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of Unigene with, or merger of Unigene into, another corporation (other than a consolidation or merger in which Unigene is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of Unigene as an entirety or substantially as an entirety, the Purchasers shall have the right to convert the Debentures, as of the date of such reclassification, change, consolidation, merger, sale or conveyance so as to acquire the kind and number of shares of Common Stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance due to the Purchasers or the owners of the shares of Common Stock underlying the Debentures acquired at the conversion price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance; provided that in the event of a sale or conveyance to another corporation of the property of Unigene as an entirety or substantially as an entirety or in the case of a consolidation of Unigene with or a merger of Unigene into another corporation (hereinafter a "Sale Transaction"), Purchasers may, at their option, require that the Debentures be paid off, within 45 days of the closing of the Sale Transaction, as follows: (i) if the consideration to be paid to the holders of Common Stock under the terms of the Sale Transaction is either cash or readily marketable stock (i.e., stock that is traded on the NASDAQ or on a national securities exchange issued by an issuer with a market capitalization in excess of $100 million and with an average daily trading volume in excess of the number of shares issued in the Sale Transaction), then the Purchasers shall receive such cash or readily marketable stock on the same basis as all other holders of the Common Stock; however, (ii) if, and to the extent that, the consideration to be paid to the holders of Unigene Common Stock under the terms of the Sale Transaction is anything other than as stated in (i), the Purchasers may require that the Debentures not be converted but rather be paid off in cash at $1.25 for every $1.00 then owing on the Debentures (in respect of both principal and accrued interest), such payment to be made within 10 days of the consummation of such Sale Transaction.

                           (f) Dividends and Other Distributions with Respect to Outstanding Securities. In the event that Unigene shall, except as set forth in Section 2.2.4(g) and with Purchasers' consent as required by
         Section 6.5, at any time prior to the conversion of all of the Debentures declare a dividend (other than a dividend consisting solely of shares of Common Stock or rights to purchase Common Stock) or otherwise distribute without market value consideration paid, to its shareholders any monies, assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock or rights to purchase Common Stock), whether issued by Unigene or by another Person, or any other thing of value, the Purchasers shall thereafter be entitled, in addition to the shares of Common Stock or other securities receivable upon the conversion thereof, to receive, upon conversion, the same monies, property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution. At the time of any such dividend or distribution, Unigene shall make appropriate reserves to ensure the timely performance of the provisions of this Section 2.2.4(f).

                           (g) Subscription Rights for Shares of Common Stock or Other Securities. In the case Unigene or an Affiliate of Unigene shall at any time, without market value consideration paid, distribute to its shareholders any rights to subscribe for shares of Common Stock or any other securities of Unigene or of such Affiliate, the Purchasers shall be entitled, in addition to the shares of Common Stock or other securities receivable upon conversion, to receive such rights at the time such rights are distributed to the other shareholders of Unigene, on the same basis as the Purchasers would have received such rights had the Debentures been converted immediately prior to the record date for such distribution.

                           (h) Consideration; Expenses, etc. For the purposes hereof, the consideration received by Unigene in any transaction shall be deemed to be the gross amount received therefor before deducting underwriters' discounts, legal fees, finders fees and other costs and expenses incurred in connection with such issuance or sale determined as of the date not later than 45 days after the date of the close of the offering with respect to such issuance or sale.

                           (i)   Exceptions  to   Adjustments.   Notwithstanding
         anything to the contrary herein set forth, no adjustment shall be required to be made:

                           (i) upon the issue or exercise of any conversion or exercise option associated with the Debentures or the Purchased Warrants; or

                           (ii) upon the exercise of any option heretofore or hereafter granted to employees, outside directors or consultants to Unigene pursuant to any benefit plan of Unigene; or

                           (iii) upon the issuance or sale of Common Stock or other securities upon the exercise or exchange of any Convertible Securities to subscribe for or purchase Common Stock which were outstanding on the date hereof.

                               2.2.5  Preemptive  Rights.  The Purchasers  shall
have preemptive rights to acquire, on the same terms as any other purchaser in any public or private financing transaction by Unigene of Common Stock or securities (other than upon the exercise, conversion or exchange of outstanding securities) exercisable to purchase or convertible into Unigene Common Stock (or any security with the economic terms of the Common Stock or such securities, whether a "synthetic equity," a "swap" or whatever), up to such amount of such Common Stock or securities as would result in the Purchasers holding the same percentage of the outstanding Common Stock, on a fully diluted basis, as such Purchasers held prior to such issuance, disregarding securities whose exercise or conversion price is $3.75 or more in excess of the average closing bid price for the Common Stock for the thirty trading days prior to such issuance of additional securities by Unigene. Such preemptive rights shall not apply to (i) the contemplated offering by Unigene of its convertible debentures through Swartz Investments, LLC and (ii) other offerings of securities prior to December 31, 1996 which offerings are individually for 50,000 shares of Common Stock or less, and which in the aggregate total 250,000 shares of Common Stock or less.

                               2.2.6 Registration Rights. Unigene shall file and
use commercially reasonable efforts to keep a shelf registration statement effective covering resales of the Common Stock issuable upon conversion of the Debentures for a period (the "Registration Period") commencing no later than June 30, 1996 and ending no later than the earlier of (i) February 28, 1999, and
(ii) the date upon which the Purchasers are able to resell all of the Common Stock into which the Debentures are convertible without registration.

                               2.2.7 Redemption.

                           (a) The Debentures are subject to redemption at the election of Unigene as of the 15th day of each month beginning December 15, 1996, upon not less than thirty (30) days' notice, in a maximum principal amount of up to $495,000 per month, provided that the average closing bid price of the Common Stock on the NASDAQ or a national securities exchange exceeds 200% (the "Redemption Target Percentage") of the Conversion Price for 20 of the 30 trading days preceding the date of notice. Such required Redemption Target Percentage shall be adjusted downward each month by 2.083% such that the required Redemption Target Percentage will be 175% of the Conversion Price after December 15, 1997, as contemplated by the following paragraph. The redemption price shall be equal to 100% of the principal amount redeemed, plus any accrued but unpaid interest to the redemption date. Notwithstanding the foregoing sentence, interest installments whose stated maturity is on or prior to any such redemption date will be payable to the holders of such Debentures as of such redemption date.

                           (b) The Debentures are subject to redemption at the election of Unigene as of the 15th day of each month beginning December 15, 1997 upon not less than thirty (30) days' notice, in a maximum principal amount of up to $1,100,000, provided that the average closing bid price for the Common Stock on the NASDAQ or a national securities exchange exceeds 175% of the Conversion Price for 20 of the 30 trading days preceding the date of notice. The redemption price shall be equal to 100% of the principal amount redeemed plus any accrued but unpaid interest to the redemption date. Notwithstanding the foregoing sentence, interest installments whose stated maturity is on or prior to such redemption date will be payable to the holders of such Debentures as of such redemption date.

                           (c) In the event that either (i) the Common Stock is not listed on NASDAQ or any national securities exchange or (ii) the Common Stock issuable upon conversion of the Debentures is not the subject of an effective registration statement permitting the immediate resale of such Common Stock, Unigene cannot exercise its redemption option. In the event that Unigene is eligible to and does elect to redeem any portion of the Debentures, the Debenture holders shall have the right to convert all or part of the Debentures to Common Stock at any time through the close of business on the redemption date of the Debentures. Upon any conversion of the Debentures, the Debenture holders shall be entitled to receive any interest accrued on such Debentures through the close of business on the conversion date.

                           (d) In the event of redemption of the Debentures in part only, a new Debenture or Debentures for the unredeemed portion will be issued in the name of the holder of the Debenture upon cancellation of the redeemed Debenture.

                               2.2.8   Security.   The  amounts  due  under  the
Debentures, including all accrued but unpaid interest, shall be secured by certain Collateral as provided in the Security Agreement.

                               2.2.9 Transfer.

                           (a) Unigene shall cause to be kept at its corporate offices a register (the register maintained in such office and in any other office or agency of Unigene being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, Unigene shall provide for the registration of the Debentures and of the registration of transfers of the Debentures. Unigene shall act as Security Registrar for the purpose of registering Debentures and transfers of Debentures as herein provided.

                           (b) Upon surrender for registration of transfer of any Debenture at the office of Unigene, Unigene shall execute and make available for delivery, in the name of the designated transferee or transferees, one or more new Debentures of the same series, of any authorized denominations and of a like aggregate principal amount and maturity or expiration date. All Debentures issued upon any registration of transfer or exchange of Debentures shall be the valid obligations of Unigene, evidencing the same obligation, and entitled to the same benefits under this Agreement, as the Debentures surrendered upon such registration of transfer or exchange.

                           (c) Every Debenture presented or surrendered for registration of transfer or for exchange shall (if so required by Unigene) be duly endorsed or be accompanied by a written instrument of transfer in a form satisfactory to the Security Registrar duly executed, by the holder thereof or his attorney duly authorized in writing.

                           (d) Unless otherwise provided in the Debentures to be transferred or exchanged, no service charge shall be made for any registration of transfer or exchange of Debentures.

                           (e) Unigene shall not be required to register the transfer of or exchange any Debenture selected for redemption in whole or in part, except the unredeemed portion of any Debenture being redeemed in part.

               2.2.10 Legend. Each Debenture and each certificate for shares of Common Stock issued upon the conversion of the Debentures shall bear a restrictive legend as contemplated by Section 4.3 of this Agreement.

                               2.2.11  Authentication.  The Debentures  shall be
executed on behalf of Unigene by its Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries.

The Debentures together with any other document executed pursuant to this Agreement are hereinafter referred to collectively as the "Documents."

                               2.2.12 Limit on Purchasers'  Equity Ownership and
Number of Shares Issuable upon Conversion of the Debentures. Purchasers may not acquire, pursuant to anti-dilution adjustments or otherwise, in excess of a 19.5% "fully-diluted" equity interest in Unigene's Common Stock, calculated on the basis prescribed by Securities Exchange Act Rel. No. 8325, i.e., including all shares of Common Stock into which the Debentures and the Purchased Warrants are convertible or exercisable (regardless of conversion or exercise price), as the case may be, as outstanding but excluding all shares of Common Stock subject to acquisition upon conversion or exercise of any derivative securities held by any other investors (again, regardless of conversion or exercise price).
Consequently, at each time that the number of shares of Common Stock beneficially owned by the Purchasers (i.e., into which the Debentures and the Purchased Warrants are convertible or exercisable) is adjusted upward through the reset of the Conversion Price or the Purchased Warrants' exercise price or otherwise, a sufficient principal amount of the Debentures shall be automatically converted into such principal amount of Non-Convertible Senior Secured Debentures, in each case due on November 15, 1998 (and otherwise upon events of default as specified in the Debentures) and bearing interest at 17% per annum, so that Purchasers' "fully-diluted" equity interest, calculated as set forth above, does not exceed 19.5%. The Non-Convertible Senior Secured Debentures shall be secured pari passu with the Debentures.

                               In  addition  to  the  foregoing   limitation  on
Purchasers' aggregate equity interest in Unigene, and, notwithstanding any term or provision of this Agreement or the Debentures to the contrary, in no event may the total number of shares issuable upon conversion of the Debentures, irrespective of which party or parties holds the Debentures at the time of conversion, exceed 19.5% of Unigene's outstanding Common Stock as of the date hereof.

                  3. Representations and Warranties of Unigene. Unigene hereby represents and warrants to the Purchasers that:

                           3.1   Standing  and   Qualification.   Unigene  is  a
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Unigene is not, nor is it required to be, qualified or licensed to transact business as a foreign corporation under the laws of any State other than the State of its incorporation and New Jersey in order to enable it to conduct its business as it is presently being conducted, except where the failure to be so qualified or licensed is not reasonably expected to have a material adverse effect on its financial condition, assets, business or results or operation or its ability to perform its obligations hereunder. Unigene is duly qualified as a foreign corporation and is in good standing under the laws of the State of New Jersey. Unigene has full corporate power and authority to own or lease its properties and other assets and to conduct its business as it is now being conducted.

                           3.2  Subsidiaries.  Except as set  forth in  Schedule
3.2, Unigene does not own any capital stock or other voting securities of any corporation, partnership or other organization. Unigene is not a party to any joint venture or partnership. Unigene is the sole vehicle through which Unigene and its Affiliates conducts its and their business.

                           3.3  Capitalization.  The authorized capital stock of
Unigene consists of 48,000,000 shares of Common Stock, of which, as of December 31, 1995, 23,813,171 shares are issued and outstanding. There are no dividends, whether current or accumulated, due or payable on any of the capital stock of Unigene.

                           3.4  Interests  in  Unigene  Securities.   Except  as
disclosed in Unigene's Form 10-Q for the quarter-end September 30, 1995 (the "1995 Form 10-Q") or Schedule 3.4, there are no outstanding options, convertible securities, warrants or other rights to subscribe for or purchase from Unigene, nor any plans, contracts or commitments providing for the issuance by Unigene of, or for the granting by Unigene of rights to acquire: (i) any capital stock in Unigene; or (ii) any securities convertible into or exchangeable for any capital stock or other ownership interest in Unigene.

                           3.5  Authority.  Unigene  (i) has the full  corporate
right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to execute, deliver and perform its obligations under the Documents (as defined in Section 2.2.11), and (ii) has taken all necessary corporate actions to approve and adopt this Agreement and such Documents and to authorize the performance of this Agreement and such Documents. Upon execution and delivery, this Agreement and each of the Documents to which Unigene is a party is the duly authorized, valid and binding obligation of Unigene, enforceable against it, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or similar laws from time to time in effect which affect the enforcement of creditors' rights generally and by legal and equitable limitations on the availability of specific performance and other equitable remedies against it, public policy, and with respect to the priority of Purchasers, security interest, subject to applicable filing requirements.

                           3.6  Absence of Conflicts and Consents.  Neither the
execution and delivery of this Agreement and the Documents nor the consummation of the transactions contemplated hereby or thereby will (i) breach or violate any of the terms and conditions of the Articles of Incorporation or Bylaws of Unigene, or (ii) breach or violate any judgment, order, injunction, decree or ruling of any court, arbitrator or any governmental authority, domestic or foreign, or any material contract, material agreement or other material instrument to which Unigene is a party or any of its respective properties, rights or assets is subject or which it is bound or with any statute, law, ordinance, rule or regulation of any federal, state, local or foreign governmental authority or regulatory body, the breach or violation of which (A) would have a material adverse effect on Unigene's properties, assets, business, operations, prospects or financial condition or (B) would impair the ability of Unigene to execute, deliver or perform its obligations under this Agreement or any Document, (C) would terminate or result in the cancellation of any payments under any such agreement, contract or instrument or (D) would result in any material damages or result in or, except as contemplated by this Agreement or the Documents, require the creation or imposition of any Encumbrance of any nature upon or with respect to any of its properties or assets.

                           3.7 Title to;  Condition  of Assets;  Real  Property.
Except as set forth in Schedule 3.7, all of Unigene's assets, including the Premises (as defined in the Mortgage) and Collateral (as defined in the Security Agreement), are owned free and clear of all material Encumbrances. All such personal property is in good operating condition and in a state of reasonable maintenance and repair, fit for the purpose for which it is intended. Unigene is the lessee of property located at 83 Fulton Street, Boonton, NJ pursuant to a lease dated May 20, 1993, as amended by First Amendment to Lease on that same day. Such lease is in full force and effect and has not been further modified or amended, and no event has occurred that, with the passage of time or notice, would constitute a default thereunder. All other leases that, individually or in the aggregate, are material are valid and subsisting and are in full force and effect in all material respects.

                           3.8  Conduct of Business.

                           (a) Since September 30, 1995,  except as set forth in
         Schedule  3.8  or  in  its  1995  Form  10-Q,   Unigene  has  preserved
         substantially intact its business organization.

                           (b) Except as set forth in Schedule 3.8 or in its September 30, 1995 Form 10-Q, Unigene has conducted its business only in the ordinary and usual course of business consistent with past practice and there has not been:

                           (i) any increase in its indebtedness for borrowed money incurred by or on behalf of Unigene or any incurrence of any other material obligation or liability (fixed or contingent) by or on behalf of Unigene, except for the additional indebtedness incurred by Unigene through borrowings from the Purchasers, and except for obligations incurred in the ordinary course of business consistent with past practice;

                           (ii) except for increased indebtedness and decrease in stockholders equity, any material adverse change in its assets, liabilities, properties, business, financial condition or results of operations or any development of which its management has knowledge which is reasonably likely to result in any such change other than any such change resulting from changes in general economic conditions;

                           (iii) any damage, destruction, loss or claim to or against any of its property or other assets, whether or not covered by insurance, which materially adversely affects its assets, properties, business, profits or financial condition;

                           (iv) any sale, lease, transfer or other disposition or mortgage or pledge of any of its properties or other assets, or an imposition of any Encumbrance on any of its properties or other assets, other than transactions in the ordinary course of business consistent with past practice;

                           (v) any cancellation of any debts owed to or claims held by or on behalf of Unigene, or any waiver or release of any of its rights of material value;

                           (vi) any dividend or other distribution or payment in respect of, any subdivision, consolidation or other recapitalization of its capital stock or any declaration or authorization of any of the foregoing;

                           (vii) any issuance of additional warrants or rights to acquire any equity security or any security convertible into any equity security of Unigene, except as contemplated by this Agreement; or

                           (viii) other than as contemplated by the Commitment, Unigene has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its properties or assets whether now owned or hereafter acquired, or any income or profits therefrom, to be or become subject to a lien.

                           3.9 Financial Statements;  SEC Filings. The Financial
Statements (i) were prepared in accordance with the books of account and records of Unigene, which accurately reflects all assets and transactions of Unigene, and (ii) present fairly Unigene's financial condition as of the dates thereof and its results of operations for the periods then ended in accordance with GAAP, subject, in the case of the interim Financial Statements, to routine, recurring year-end adjustments. As of the date hereof, except as set forth in the Financial Statements, Unigene has no material contingent liabilities, liabilities for taxes, unusual commitments or unrealized or unanticipated losses which are required to be reflected on a balance sheet prepared in accordance with GAAP. Unigene has delivered to the Purchasers its Forms 10-K for the fiscal years ended December 31, 1993 and 1994 and its Forms 10-Q for the first three fiscal quarters of 1995 as filed with the Securities Exchange Commission. Such reports do not contain any untrue statement or omission of any material fact.

                           3.10  Tax and  Other  Returns  and  Reports.  (i) All
federal, foreign, state, provincial and local tax returns and tax reports (or extensions relating thereto) required to be filed by or on behalf of Unigene or any affiliated, combined or unitary group of which Unigene is or was a member have been filed on a timely basis with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed and all such returns and reports were true and correct in all material respects when filed; and (ii) all federal, foreign, state, provincial and local income, profits, franchise, sales, use, occupancy, property, severance, excise, withholding, value added and other taxes as shown on such returns (including interest and penalties) due from Unigene either directly, as part of the consolidated tax return of another taxpayer, or otherwise, have been fully and timely paid, or where payment is not required to have been made, Unigene has set up an adequate reserve or accrual for such payment. Unigene knows of no basis for any other tax, assessment or governmental charge that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on Unigene, its operations or prospects.

                           3.11  Intellectual Property.

                           (a) Schedule 3.11(a) accurately lists all registered United States and Foreign Patents and Trademarks, and all pending
         United States Patent and Trademark applications that are owned or controlled by Unigene.

                           (b) Schedule 3.11(b) accurately lists all Intellectual Property owned or controlled by others besides Unigene, the use of which is licensed to Unigene. Unigene is not aware of any other Intellectual Property owned or controlled by others besides Unigene that is material to the ability of Unigene to operate its business as it is currently conducted or as currently contemplated.

                           (c)   Schedule    3.11(c)    accurately   lists   all
         Intellectual Property rights licensed or granted by Unigene to third parties.

                           Unigene is the sole and exclusive owner of the entire right, title and interest in and to the Intellectual Property identified on Schedule 3.11(a) and except for such licenses and rights identified on Schedule 3.11(c), Unigene has not granted nor does there exist by implication or operation of law, any license or other right in respect thereof which does or which will, subsequent to the date hereof, permit or enable any Person other than Unigene to use the Intellectual Property and, moreover, except as set forth in Schedule 3.11(c), none of said Intellectual Property is subject to any Encumbrance. As of the date hereof, there is no pending or, to the best knowledge of Unigene, threatened claim against Unigene asserting (A) that Unigene's use of any of said Intellectual Property infringes or violates any rights of third parties, (B) that the past or present conduct of Unigene's business infringes or violates the rights of third parties, (C) that any third parties have any rights to use any of said Intellectual Property or (D) except as set forth in Schedule 3.15, that any third parties have or will have any right which could adversely affect Unigene's ability to use any of the Intellectual Property after the date hereof; and to the best knowledge of Unigene, there is no basis for any claim of the foregoing types. Neither the Intellectual Property nor Unigene's past or present conduct of its business infringes or violates the rights of third parties. During the past five
         (5) years, Unigene has not given any notice to any third parties asserting infringement by such third parties of any of said Intellectual Property. To the best knowledge of Unigene, there is no material violation by any person of any right of Unigene with respect to the Intellectual Property. Unigene is not aware of any bars or other restrictions with respect to its rights to utilize any of said Intellectual Property, and no bars or other restrictions on Unigene's rights to utilize any of said Intellectual Property will be created by, or will, by reason of any action or inaction by Unigene, before the date hereof, exist after the consummation of the transactions contemplated hereby.

                           Nothing has come to the attention of Unigene which has led Unigene to form the opinion that any of said Intellectual Property is invalid or that its rights in any of said Intellectual Property are unenforceable in any way, with the proviso that pending patent applications are merely requests for patents, and there can be no guarantee that those requests will be granted and that any patents will necessarily be issued based upon said pending applications, and with the further proviso that applications for trademark registrations are merely requests for registration which may or may not ultimately result in registration with the U.S. Patent and Trademark office. The execution and delivery of this Agreement will not affect or impair Unigene's right to continue to use all of said Intellectual Property without the impairment or alteration thereof and without the payment of any license or other fees (other than that the license fees payable under the License Agreements identified in Schedule 3.11(b)).

                           All of the License Agreements identified on Schedule 3.11(b) are valid agreements, enforceable in accordance with their terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, bulk sales or similar laws from time-to-time in effect which affect the enforcement of creditors' rights generally and by legal and equitable limitations on the availability of specific performance and other equitable remedies. There is no pending or, to the best knowledge of Unigene, threatened claim against either Unigene or, to the best knowledge of Unigene, the licensor of any Licensed Intellectual Property asserting that any of the Licensed Intellectual Property infringes or conflicts with the rights of third parties, or that the present or past conduct of Unigene's business infringes or violates the rights of third parties, and to the best knowledge of Unigene, no basis for any such claim exists.

                           3.12  ERISA.  Unigene has  complied  in all  material
respects with the requirements of ERISA; no Reportable Event (as defined in ERISA) has occurred and is continuing with respect to any Plan (as defined in ERISA); and it has no unfunded vested liability under any Plan.

                           3.13  Permits and Licenses.

                           (a)  List  of  Governmental  Permits.  Set  forth  on
         Schedule 3.13(a) is a list and description of all Permits which are issued to, held or used by Unigene, or for which Unigene has applied, and which are material to the operation and development of its business. There are no other Permits which are material to the operation of Unigene's business as now conducted. Except as otherwise indicated, all Permits listed in Schedule 3.13(a) are in good standing, valid and effective in accordance with their respective terms. Unigene owns the Permits, free and clear of all Encumbrances and subject to no Claims.

                           (b) Compliance  with Permits.  Except as set forth on
         Schedule 3.13(b), Unigene is in material compliance with all Permits listed on Schedule 3.13(a) and no governmental proceedings or investigations are pending or, to the best knowledge of Unigene, threatened against it relating to noncompliance with such Permits.

                           3.14   Governmental   Authorizations.   No   consent,
approval or authorization of, or registration, filing or declaration with, any governmental authority is required in connection with the execution, delivery or performance by Unigene of this Agreement or any of the Documents other than those required with respect to the registration contemplated in Section 2.2.6 and the security interest filings contemplated in this Agreement and the Documents.

                           3.15 Litigation and Proceedings.  Except as set forth
on Schedule 3.15, there are no causes of action or other litigations or arbitrations or regulatory, administrative, zoning or other governmental proceedings or investigations presently pending or, to the best knowledge of Unigene, threatened, before any court, arbitrator, governmental agency or other forum either against Unigene or any of its properties or assets which relate in any way to Unigene or any of its properties or assets.

                           3.16 FDA Status. The Unigene manufacturing process is
undergoing formal validation in order to obtain GMP (Good Manufacturing Practice) status. Unigene has completed testing of the manufacturing equipment and is now performing the various manufacturing process operations. The validation process is essentially complete when three consecutive "conformance batches" (batches in which all of the in-process and final product test specifications have been met and which are performed in compliance with all cGMP requirements) of product have been prepared. Unigene has received no notice, and is not aware of any state of facts that would lead it to believe, that its Boonton, New Jersey facility will not receive FDA validation to allow Unigene to produce its Calcitonin for human use in the United States. Finally, Unigene has been advised verbally by the FDA that only brief clinical programs designed to test safety and bioequivalence should be required for the approval of Unigene's injectable Calcitonin product. Following validation, Unigene intends to file an IND (investigational new drug application) and initiate clinical programs to support such product approval in 1996.

                           3.17  Environmental  Laws.  Unigene  has  received no
notice, and is not aware of any state of fact that would lead it to believe that there exists, or has existed at any real property occupied by it, any hazardous material in violation of any environmental law, rule or regulation.

                           3.18 Judgments,  Orders and Consent Decrees.  Unigene
is not subject to any judgment, order or decree of, or agreement with, any court, arbitrator or regulatory authority limiting, restricting or adversely affecting its conduct, financial condition or operating result, and no such judgment, order, decree or agreement is pending.

                           3.19  No  Omissions.  No  representation,   warranty,
covenant or agreement of Unigene in this Agreement, any schedule or exhibit attached hereto, or any Document contains nor shall contain any untrue statement of material fact nor omits nor shall omit to state any material fact necessary to make the statements contained herein and therein not misleading.

                  4.  Representations and Warranties of the Purchasers.

                           4.1  Standing and Capacity.

                           (a) Olympus represents and warrants to Unigene that it has all requisite legal and corporate power to execute and deliver this Agreement and the other Documents to which it is a party, to purchase the Debentures, and to perform its obligations under this Agreement and the other Documents to which it is a party. Olympus has the capacity to enter into the transactions contemplated by the Documents; neither the execution, delivery nor performance of this Agreement or the Documents violates any law, rule or regulation, of any jurisdiction, court or administrative judgment, order or decree or any agreement applicable to or binding upon Olympus.

                           (b) Nelson represents and warrants to Unigene that it has all requisite legal and partnership power to execute and deliver this Agreement and the other Documents to which it is a party, to purchase the Debentures, and to perform its obligations under this Agreement and the other Documents to which it is a party. Nelson has the capacity to enter into the transactions contemplated by the Documents; neither the execution, delivery nor performance of this Agreement or the Documents violates any law, rule or regulation, of any jurisdiction, court or administrative judgment, order or decree or any agreement applicable to or binding upon Nelson.

                           4.2 Authority. Each Purchaser represents and warrants
to Unigene that all action necessary for the purchase of the Debentures and the performance of its obligations under this Agreement and the other Documents to which it is a party has been duly taken. The Agreement is valid and binding upon it and enforceable in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, bulk sales, or similar laws from time to time in effect which affect the enforcement of creditors' rights generally and by legal and equitable limitations on the availability of specific performance and other equitable remedies against it, public policy.

                           4.3   Investment   Representation.   Each   Purchaser
represents and warrants to Unigene that (i) it is acquiring the Debentures for investment, for its own account as principal and not with the current view to distribution or trade thereof, (ii) it is an "accredited investor" as defined in Rule 501(a) and (iii) the questionnaire executed and delivered by it to Unigene in connection with the transactions contemplated hereby is true and accurate in all material respects and does not omit any material information required to be stated therein or necessary to make the Statements made therein not misleading. The Debentures and shares issued upon conversion of the Debentures shall bear restrictive legends that are customary for securities that are issued without registration under the Securities Act in reliance on a "private placement exemption."

                  5. Affirmative Covenants of Unigene. Unigene covenants that, until the principal of, and interest on, the Debentures and all other monetary obligations to the Purchasers under the Debentures have been paid in full, it will:

                           5.1  Corporate Existence.  Do all things necessary to
preserve and keep in full force and effect its existence (corporate or other) and existing name, rights and franchises, and qualify and remain qualified to do business in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business, operating results, assets or condition (financial or otherwise) or prospects.

                           5.2 Insurance.  Schedule 5.2 lists insurance coverage
currently maintained by Unigene. No change in such insurance coverage will be made without the Purchasers' consent, which will not be unreasonably withheld or delayed.

                           5.3  Keeping of Records  and Books of  Account.  Keep
adequate records and books of account, in which complete entries will be made reflecting all of Unigene's financial transactions.

                           5.4 Inspection  Rights.  At any reasonable  time, and
from time to time, permit representatives of the Purchasers, upon reasonable notice to Unigene, to examine and make copies of and abstracts from its records and books of account of, and visit its properties during normal business hours and to discuss its affairs, finances and accounts with any of its officers and its independent certified public accountants. The Purchasers agree to keep in confidence and not to utilize or disclose any confidential information provided to them, including, without limitation, financial statements or information, business plans, proposed financing or acquisition plans, information concerning Unigene's products, patents, patent applications, trade secrets, secret processes or other proprietary information unless and until such confidential information is publicly disseminated by Unigene. This confidentiality provision shall survive the execution and delivery of this Agreement, but if Unigene defaults on its obligations and the Purchasers take possession of the Collateral, such confidentiality obligation shall terminate to the extent reasonably necessary to enable the Purchasers to sell any of the Collateral. In such event, the Purchasers may disclose or use any confidential information in a manner as it deems necessary (in its sole judgment) to obtain payment of all Obligations.

                           5.5 Compliance with Laws.  Comply with the applicable
requirements of all laws and all rules, regulations and orders of any governmental authority, the violation of which might be reasonably expected to have a material adverse effect on its business, operating results, assets or condition (financial or other).

                           5.6 Reporting Requirements. Furnish to the Purchasers

                           (a) (i) Commencing with the month of March, 1996, as soon as practicable and in any event within 40 days after the close of each monthly accounting period, unaudited financial statements, consisting of a balance sheet as at the end of such monthly period and statements of operations, and cash flows of Unigene for such monthly period and for the period from the beginning of the fiscal year to the end of such monthly period;

                           (ii) Commencing with the quarterly period ending March 31, 1996, as soon as possible and in any event within 50 days after the close of each of the first three quarterly accounting periods of each fiscal year, unaudited financial statements, consisting of a balance sheet as at the end of such quarterly period and statements of operations, cash flows, shareholders' equity for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarterly period; and

                           (iii) Annually, as soon as available but in any event within 95 days after the close of each fiscal year of Unigene, a balance sheet of Unigene as at the end of such year and statements of income and retained earnings and of cash flow of Unigene reflecting the results of its operations during such year, which financial statements shall be used by Unigene's independent public accountants in the preparation of Unigene's audited financial statements for such year end, certified by the President and Treasurer of the Unigene to fairly present its financial condition at such year end and the results of its operations for such period in accordance with GAAP.

                           The financial statements required to be delivered under this Subsection (a) shall contain reasonable detail and shall be certified by the Chief Executive Officer of Unigene and, in the case of the financial statements required to be delivered under clause (ii) above, as (x) having been prepared in accordance with GAAP, subject to normal year-end audit adjustments (except that footnotes shall not be required on monthly and quarterly financial statements), (y) being complete and correct, and (z) presenting fairly the financial condition, results of operations, shareholders' equity and cash flows which they purport to present.

                           (b) Together with the quarterly financial statements furnished pursuant to Section 5.6(a), there shall be delivered to the Purchasers a certificate signed by the Chief Executive Officer of Unigene stating that they have caused a review of the affairs of Unigene to be made and that based thereon nothing has come to their attention which would lead them to believe that any event of default ("Event of Default") under the terms of the Debenture or any event which, with the lapse of time or the giving of notice or both could become an Event of Default has occurred or exists hereunder or, if such is not the case, specifying the nature thereof and what action has been taken or is being taken or is proposed to be taken with respect thereto.

                           (c) Promptly after Unigene discovers the occurrence of any Event of Default or any event which, with the lapse of time or the giving of notice or both, could become an Event of Default, a statement of Unigene's President or Chief Financial Officer setting forth details of such Event of Default or other event and the action taken, or proposed to be taken, with respect thereto.

                           (d) Promptly after Unigene has knowledge thereof, notice of any action, suit or proceeding known to it before any court or governmental authority, domestic or foreign, which might reasonably be expected to have a material adverse effect on its business, earnings, assets or condition (financial or other).

                           (e) Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which Unigene sends to its shareholders, and copies of all reports, and all registration statements it files with the U.S. Securities and Exchange Commission (the "SEC") or the National Association of Securities Dealers, Inc.

                           (f) Such other information respecting the business, operating results, assets or condition (financial or other) of Unigene as the Purchasers may reasonably request from time to time.

                           (g) Promptly, but in any event not later than three business days after the receipt of a reasonable written demand from the Purchasers, a certificate of its Chief Executive Officer or the Chief Financial Officer, in form satisfactory to the Purchasers, stating and acknowledging (a) the then outstanding principal balance of the Debentures, (b), the fact that there are no defenses, offsets or counterclaims thereto (or stating such defenses, offsets or counterclaims, if any); (c) that no Event of Default and no event which, with the giving of notice or the lapse of time or both, would constitute such an Event of Default exists, or if such is not the fact, the facts and circumstances relating to such Event of Default or other event; and (d) that no litigation or administrative proceeding has been instituted by or against Unigene if determined adverse to Unigene would have a material adverse effect on its business, operating results, assets or condition (financial or other) or, if such is not the fact, the facts and circumstances relating to such litigation or proceeding.

                           5.7  Further  Assurances.   Unigene  shall,   without
further consideration, take all such other action and shall procure or execute, acknowledge, and deliver all such further certificates, conveyance instruments, consents, and other documents the Purchasers or their counsel may reasonably request to perfect and protect Purchasers' rights as contemplated by this Agreement, including, without limitation, their security interest in and to the Collateral.

                  6. Negative Covenants. Unigene covenants that until all amounts due under the Debentures have been fully paid, unless otherwise expressly consented to in writing by the Purchasers, it will not:

                           6.1   Investments.   Make  or  permit  to  exist  any
investment in securities or other financial instruments (including loans and advances), except:

                           (a) Accounts receivables arising in the ordinary course of business;

                           (b) Notes or other securities in connection with any bona fide settlement of account receivables owing in the ordinary course of business;

                           (c) Direct obligations of the United States of America or any agency thereof, solely for investment purposes, provided the same shall mature within twelve months;

                           (d) Certificates of deposit, time deposits, bankers' acceptances, commercial paper and similar short term bank deposits or instruments having a maturity of not more than twelve months of a commercial bank; and

                           (e)  Money market funds with a AAA rating.

                           6.2 Impair Value.  Take any action which would result
in a material impairment of the overall value of any property on which the Purchasers shall have a lien.

                           6.3 Change of  Business.  Conduct any  business,  the
nature of which would differ in any material respect from that presently conducted by it or contemplated as set forth in its 1994 Annual Report and September 30, 1995 Form 10-Q or which does not complement such business.

                           6.4 No New Entities.  Except as set forth in Schedule
3.2, form or acquire any corporation, partnership, joint venture or other kind of entity for the purpose of transferring to such person or entity any of its assets or business of the type presently conducted by it, unless the assets so transferred remain subject to the Purchasers' lien and Unigene's interest in such entity is pledged to the Purchasers.

                           6.5  Merger;  Sale of Assets;  Reclassification.  (a)
Enter into any merger or consolidation in which it is not the surviving  entity,
(b) liquidate, wind up its affairs or dissolve, (c) sell, lease, transfer, convey or otherwise dispose of all or substantially all of its assets or capital stock or (d) reclassify or change the outstanding shares of Common Stock (other than a change from par value to no par value or from no par value to par value or as a result of a subdivision or combination).

                           6.6 Dividends; Distributions. Directly or indirectly,
declare or pay dividends or otherwise make any distribution or assets or anything of value in respect of its Common Stock or capital shares, or redeem or repurchase any shares of the Common Stock or capital shares.

                           6.7  Increase  in  Compensation.  Until  such time as
Unigene's Boonton facility achieves cGMP status and Unigene has entered into a definitive agreement with one or more Strategic Partners, directly or indirectly, increase compensation paid to any person who is or was an officer, director or Affiliate of Unigene. At such point as the conditions in the foregoing sentence have been met, then Unigene's directors may increase the compensation of each officer, director or Affiliate by 10%, and thereafter may provide additional reasonable and customary increases in compensation to such persons, as the directors may, in their discretion, determine.

                           6.8  No  Amendment.   Make  any  material  amendment,
modification or change to any agreement or instrument respecting indebtedness for money borrowed, or waive any of its rights or privileges thereunder, without the Purchasers' prior written consent which will not be unreasonably withheld or delayed.

                           6.9  Transactions with Affiliates and/or Associates.

                           (a) Enter into any transactions with an Affiliate or Associate of Unigene, except as contemplated in this Agreement or except in the ordinary course and pursuant to the reasonable requirements of its business, and in good faith and upon commercial reasonable terms or conditions that are no less favorable to such person or entity than would be obtainable at the time in a comparable arm's length transaction with a person or entity other than an Affiliate and/or an Associate.

                           (b) Except as expressly permitted by any other provision of this Section 6, make any loan of money or property to any Affiliate, or become contingently liable (through guarantee or otherwise) to any person with respect to any indebtedness of an Affiliate and/or Associate.

                           6.10   Disposition  of  Collateral.   Sell,   assign,
exchange or otherwise dispose of any Collateral except in the ordinary course of business.

                           6.11 Loans. Make any loans or advances to any Person,
including without limitation Unigene's directors, officers and employees, except
(i) advances to officers or employees with respect to expenses incurred by them in the ordinary course of their duties which are properly reimbursable by Unigene; and (ii) loans to employees not exceeding $20,000 in the aggregate during any fiscal year of Unigene; and (iii) advances to collaborators, suppliers, material men and with respect to research and development projects made in the ordinary course of Unigene's business, but not to exceed $100,000 to any one Person.

                           6.12  Negative Pledge.  Create or suffer to exist any
mortgage, pledge, liens, permits, interest, assignment or transfer upon any of the Collateral which purports to be senior to or pari passu with any of the security for the Debentures, other than Permitted Liens.

                           6.13  Guarantees.   Assume,   guaranty,   endorse  or
otherwise become directly or contingently liable in respect to (including without limitation by way of agreement, contingent or otherwise, to purchase, provide funds to or otherwise invest in a debtor or otherwise to assure a creditor against loss), any Indebtedness of any other Person (except guarantees by endorsement of instruments for deposit or collection in the ordinary course of business.

                           6.14 Removal of Hazardous Substances.  Should Unigene
cause or permit any intentional or unintentional act or omission resulting in the discharging of hazardous substances or wastes into the atmosphere or waters, or onto lands, resulting in damage to the natural resources without having obtained a permit issued by the appropriate governmental authorities, Unigene shall promptly clean up same in accordance with all applicable federal, state and local orders, statutes, laws, ordinances, rules and regulations.

                           6.15  Intent  and  Purpose.  It is the  intent of the
parties that, subject to this Article 6, until an Event of Default and the principal sum under the Debentures has become due and payable by acceleration or otherwise, Unigene may conduct its business in the ordinary course, may use its cash, cash equivalents, royalties, licensing fees, milestone payments, research sponsorship payments, interest, dividend income, proceeds of loans and sales of securities, sales of inventory and joint venture distributions for general corporate purposes.

                           6.16 Levy  Family  Repayment.  The  outstanding  Levy
family loans may be repaid in the following (or any less) amounts and pursuant to the following schedule:

Precondition                          Repayment Tranche   Maximum Repayment Rate
- ------------                          -----------------   ----------------------

1.  cGMP status achieved                    $250,000          50% per month
2.  filing of injectable calcitonin IND     $250,000          50% per month
3.  filing of oral calcitonin IND           $250,000          50% per month
4.  contract with a Strategic Partner       $500,000          50% per month


                           The  repayment  of each of the  foregoing  "repayment
tranches" may not overlap. Should one such tranche become eligible for repayment during a month while another tranche is being repaid, or has been repaid, payment of the former shall be delayed until the month immediately following repayment in full of the latter tranche.

                           Repayment   shall  become   permissible   as  of  the
beginning of the calendar month immediately following the month in which the specified precondition is satisfied.

                  7.       Events of Default.

                           7.1  Event of Default.  Each of the following shall
constitute an Event of Default under this Agreement, the Debentures and Security Agreement:

                           (a) Unigene shall default in the payment of principal of, or any interest on, the Debentures, when and as the same shall become due and payable; or

                           (b) Unigene shall incur an event of default in the performance of its payment obligations for borrowed money under any note or other obligation for borrowed money in excess of $500,000 which has become due and payable by acceleration or otherwise; or

                           (c) any representation or warranty made by Unigene in this Agreement, the Debentures, or the Security Agreement or in any other Document shall prove to be false or inaccurate in any material respect; or

                           (d)  Unigene  shall  default  in the  performance  or
         compliance with any covenant, condition or agreement to be performed or complied with by it under this Agreement or any Documents delivered in connection herewith, and such default shall continue unremedied for a period of 14 consecutive days after Unigene receives notice from the Purchasers or becomes aware, or with the exercise of reasonable diligence should have been aware, of the event of default, provided, however, if Unigene shall have commenced to remedy such default during such 14 day period and is diligently seeking to remedy such default at the expiration of such period, then if the Purchasers are satisfied that, with the exercise of due diligence in the circumstances, Unigene could not have remedied such default in such 14 day period and that, with the exercise of due diligence, such default is capable of being remedied by Unigene within a further period of 10 consecutive days, no Event of Default shall be deemed to have occurred under this Section 7.1(d), unless such default is not remedied to the reasonable satisfaction of the Purchasers by the expiration of such second 10 day period; or

                           (e) A final judgment for the payment of money which, together with all other such undischarged judgments, against Unigene exceeds an aggregate of $200,000 (after taking into account any proceeds from third party indemnifications and insurance proceeds which are paid to Unigene with respect to such liability) shall have been entered against Unigene if, within 14 days after the entry thereof, such judgment shall not have been discharged or execution thereon stayed pending appeal, or if, within 14 days after the expiration of any such stay, such judgment shall not have been discharged; or

                           (f) A proceeding shall have been instituted or order for relief shall have been made in respect of Unigene in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Unigene or for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of 60 consecutive days or such court shall enter a decree of order granting the relief sought in such proceeding; or

                           (g) Unigene shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Unigene or for any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall take any action in furtherance of any of the foregoing; or

                           (h) Any material provision of any Document shall, after execution and delivery of such Document, for any reason cease to be valid and binding on Unigene, or Unigene shall so state in writing or shall contest the validity or enforceability thereof, or any Document shall otherwise cease to be in full force and effect, and, in such case, the Purchasers shall be adversely affected as a result thereof; or

                           (i) If Warren Levy and Ronald Levy cease to be officers of Unigene.

                           7.2  Consequences of an Event of Default.

                           (a) If an  Event  of  Default  specified  in  Section
7.1(a), (g), or (h) shall occur, the outstanding principal of, and interest accrued on, the Debentures and all other obligations of Unigene to the Purchasers hereunder or under the Documents shall be immediately due and payable, upon written notice from the Purchasers.

                           (b)  If an Event of Default, other than under Section
7.1(a), (g) or (h) shall occur and continue, the Purchasers, at their option, on 14 days prior written notice to Unigene, may declare the outstanding principal of, and interest accrued on, the Debentures and all other obligations of Unigene to the Purchasers hereunder and under the Documents to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable, without further notice of any kind.

                           (c)  Upon an  Event  of  Default  and at the time the
principal sum of the Debentures is due and payable, the Purchasers may exercise any one of its rights provided to a secured party under the Uniform Commercial Code or other applicable law or under this Agreement, the Security Agreement or any one or more of the Documents delivered in connection with or pursuant to this Agreement.

                  8. Success Fee. During the period commencing on March 6, 1996 and ending on December 31, 1996, Unigene intends to raise additional funds through "Funding Events" -- including, without limitation, the sale of Unigene's convertible debentures pursuant to the Regulation S offering managed by Swartz Investments LLC -- in an amount not less than $9,000,000 (the "Minimum Financing Target").

                  As of December 31, 1998, Unigene shall become obligated to pay, such payment to be made as provided in the last paragraph of this Section 8, to the Purchasers an amount equal to the sum of (i) 2% of the Enterprise Value of Unigene as of such date plus (ii) (a) the fraction the numerator of which is the shortfall between the Net Proceeds from Funding Events and the Minimum Financing Target and the denominator of which is the Minimum Financing Target multiplied by (b) 18% multiplied by (c) the Enterprise Value of Unigene as of such date. Notwithstanding the foregoing, the amounts payable by Unigene under clause (i) of this Section 8 shall not exceed $3,000,000; this limitation does not apply to clause (ii) of this Section 8.

                  "Enterprise Value" for purposes of the preceding paragraph shall equal the sum of (i) the aggregate Market Value of all outstanding shares of Common Stock, plus (ii) the principal amount of all outstanding long-term and short-term debt, less (iii) the cash held on deposit by Unigene and not subject to pledge, lien or encumbrance.

                  Unigene covenants that it will exercise good faith in not attempting to manipulate the December 31, 1998 Enterprise Value of Unigene to the detriment of the Purchasers.

                  The Success Fee shall be due as of December 31, 1998, but shall not be paid until completion and filing of Unigene's 1998 Final 10-K Annual Report with the SEC. Final computation of the amount of the Success Fee shall be based on the audited financial statements included in such Final 10-K.

                  9.       Miscellaneous.

                           9.1  Notices.  All notices  and other  communications
given to or made upon any party hereto in connection with this Agreement shall, except as otherwise expressly herein provided, be in writing (including telecopied communications) and personally delivered, mailed, telecopied or sent by express courier to the respective parties as follows:

                                    if to Unigene, to:

                                    Unigene Laboratories, Inc.
                                    110 Little Falls Road
                                    Fairfield, NJ  07004
                                    Attn:  Warren Levy

                                    if to the Purchasers, to:

                                    Olympus Securities, Ltd.
                                    c/o Leeds Management Ltd.
                                    129 Front Street
                                    Hamilton HM 12 Bermuda
                                    Attention:  Nitin Aggarwal
                                    Telecopier No.:  441-292-2239

                                                   and

                                    Nelson Partners
                                    c/o Citadel Investment Management, L.P.
                                      Citadel Investment Management, Inc.
                                      Leeds Management Ltd.
                                    129 Front Street
                                    Hamilton HM 12 Bermuda
                                    Attention:  Nitin Aggarwal
                                    Telecopier No.:  441-292-2239

or in accordance with any subsequent written direction from the recipient party to the sending party. All such notices and other communications shall, except as otherwise expressly herein provided, be effective upon delivery, if delivered by hand; two days after deposit in the mail, if sent by registered mail, return receipt requested, postage prepaid; in the case of telecopy, when the answer back is received; or if sent by express courier providing guaranteed next day delivery, on the next succeeding Business Day.

                           9.2 Costs.  Unigene will pay (i) the reasonable  fees
and expenses of counsel for the Purchasers in connection with the preparation of the Documents and any waiver, consent or release by the Purchasers under any of the Documents, any amendment thereof, or any Event of Default, and (ii) if the Purchasers shall incur costs and/or expenses to collect, enforce or protect their rights under this Agreement or any of the Documents, Unigene shall pay all of the reasonable costs and expenses of such collection, enforcement and protection, including reasonable attorneys' fees, of the Purchasers. Whenever counsel fees are provided for in this Agreement or any of the Documents, it is understood and agreed that the interests of the Purchasers (and/or holders) are substantially similar and that there shall be no allowance of counsel fees for separate counsel of each of the Purchasers (and/or holders).

                           9.3  Representations to Survive.  All representations
and warranties contained herein or in any other Document made or delivered pursuant hereto or thereto or to be executed and delivered hereunder or thereunder, shall be deemed to survive (a) the execution and delivery of this Agreement and the Documents and (b) any investigation made by or on behalf of the Purchasers at any time while any amounts under the Debentures are outstanding.

                           9.4  Purchased Warrants to Survive.  The terms of the
Purchased Warrants shall remain in full force and effect irrespective of the transactions contemplated hereby (except as provided in Sections 2.2.6 and 2.2.12).

                           9.5  Successors  and  Assigns.  All  representations,
warranties and covenants in this Agreement by or on behalf of, or for the benefit of any of the parties hereto, shall be binding on and inure to the benefit of such party, its successors and assigns. The foregoing notwithstanding, this Agreement, the Debentures, and the other agreements, documents and instruments entered in or delivered in connection herewith or therewith may not be assigned, in whole or in part and in fact or by operation of law, by Unigene without the prior written approval of the Purchasers.

                           9.6 Stamp or Other Tax.  Should any stamp,  recording
tax or fee or other similar tax become payable with respect to this Agreement, the Debentures, the Security Agreement, the Warrants or any other document, Unigene promptly following demand therefor will pay the same. This section shall not apply to any income or withholding taxes or transfers by Purchasers or holders.

                           9.7  Cumulative  Remedies.  No failure on the part of
any Purchaser to exercise, and no delay in exercising, any remedy, right, power or privilege hereunder, or under any other agreement, security or instrument delivered pursuant hereto, shall operate as a waiver thereof; nor shall any single or partial exercise of any such remedy, right, power or privilege preclude any other or further exercise of any other such remedy, right, power or privilege, and no waiver whatsoever shall be valid unless in writing signed by the Purchasers and then only to the extent specifically set forth in such writing. All remedies, rights, powers and privileges afforded the Purchasers under this Agreement, the Debentures and any other agreements, documents or instruments delivered in connection herewith or therewith shall be cumulative and not be exclusive of any remedies, rights, powers and privileges available by law and shall be available until the Debentures and all interest thereon and all other indebtedness of Unigene to the Purchasers have been paid in full. The Purchasers may exercise any such remedies, rights, powers and privileges in any order or priority.

                           9.8  Severability.  In  case  any  one or more of the
provisions of this Agreement or the Documents shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not be affected or impaired thereby.

                           9.9 Governing  Law. This Agreement and the rights and
obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York, except that the Security Agreement and Mortgage shall be governed by the laws of the state of New Jersey.

                           9.10 Sole Agreement;  Amendments. It is the intention
of the parties that this Agreement and the Documents shall supersede any prior negotiations, discussions, commitments, representations or agreements, written or oral, other than as specified herein, including but not limited to any correspondence, conversations, discussions, representations or other means of communication not specified or set forth herein. No amendment, modification or waiver of any provision of this Agreement, nor consent to any departure by any party herefrom, shall in any event be effective unless the same shall be in writing and signed by the party to be charged and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                           9.11  Captions.  The headings of the Sections of this
Agreement have been inserted solely for convenience of reference and shall not modify, define or limit the express provisions of this Agreement.

                           9.12 Waiver. The waiver by a party of a breach of any
provision of this Agreement or any Document shall not operate or be construed as a waiver of any subsequent breach by any party.

                           9.13 Right of the Purchasers to Perform Covenants. If
Unigene fails or refuses to perform or comply with any covenant, condition or agreement to be performed or complied by it under any provision of this Agreement or any other Document to which it is a party, Purchasers may, but shall not be obligated to, perform or comply with such provision for the account of and at the expense of such Person, and Unigene will, jointly and severally, on demand, reimburse Purchasers for all costs and expenses paid or incurred by them in performing or complying with such provision, together with accrued interest thereon at the rate of 11.5% per annum from the time such cost or expense was paid or incurred and payment demanded until the same is reimbursed in full to Purchasers.

                           9.14  No  Brokerage  or  Finder's  Fees.  Each  party
represents and warrants that it has dealt with no broker or finder in connection with the transactions contemplated hereby. Each party shall indemnify and save the other harmless from any and all claims for broker's or finder's fees or commissions which arise out of any agreement made by such indemnifying party with respect to the subject matter of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                                     UNIGENE LABORATORIES, INC.



                                   By:________________________________
                                      Name:
                                     Title:


                            OLYMPUS SECURITIES, LTD.



                                   By:________________________________
                                      Name:
                                     Title:


                                 NELSON PARTNERS

                                   By: CITADEL INVESTMENT
                                       MANAGEMENT, L.P.,
                                       General Partner

                                   By:  CITADEL INVESTMENT MANAGEMENT,
                                        INC., General Partner


                                   By:________________________________
                                      Name:
                                     Title: